EXHIBIT 10.2

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT SUCH APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) ANOTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, THE AVAILABILITY OF WHICH SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL, SUCH OPINION TO BE REASONABLY SATISFACTORY TO THE COMPANY.

WARRANT

To Subscribe for and Purchase Units of

GOLDEN OVAL EGGS, LLC

THIS CERTIFIES THAT, for value received, LAND O’LAKES, INC., a Minnesota cooperative corporation (herein called “Purchaser”), is, subject to the limitations and conditions described herein, entitled to subscribe for and purchase from GOLDEN OVAL EGGS, LLC, a Delaware limited liability company (herein called the “Company”), at any time, at Purchaser’s discretion, on or after February 15, 2008 (the “Vesting Date”), to and including the seventh anniversary of the Vesting Date (the “Expiration Date”), up to 880,492 Units (subject to adjustment as provided herein, each, a “Warrant Unit” and, together, the “Warrant Units”) of Class A Convertible Preferred Units of the Company (“Class A Preferred”) at the exercise price of $0.01 per Warrant Unit (the “Exercise Price”) payable in cash or check.  The amount and kind of securities obtainable pursuant to the purchase rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant has been issued concurrent with that certain Amendment to Asset Purchase Agreement dated February 15, 2008 between the Company and affiliates of the Purchaser (the “Amendment”).  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Amendment.

This Warrant is subject to the following provisions, terms and conditions:

1.             The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time and from time to time after the Vesting Date to and including the Expiration Date, by written notice of exercise delivered to the Company ten (10) days prior to the intended date of exercise and by the surrender of this Warrant at the principal office of the Company and upon payment to it by cash or check of the aggregate Exercise Price for the total Warrant Units to be purchased.  The Company agrees that the Warrant Units so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such Warrant Units as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Units as aforesaid.  Subject to the provisions of the next succeeding paragraph, certificates for the Class A Preferred so purchased shall be promptly delivered to the holder hereof, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the purchase rights formerly represented by this Warrant that have not expired or been exercised and shall within such five (5) business day period deliver such new Warrant to the person designated for delivery in such exercise notice.

2.             The issuance of certificates of Class A Preferred upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect thereof, if issued to the holder, or other cost incurred by the Company in connection with such exercise.

3.             The Company covenants and agrees that all Class A Preferred that may be issued upon the exercise of the purchase rights represented by this Warrant have been duly authorized and will, upon issuance, be validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that during the period within which the purchase rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of its Class A Preferred to provide for the exercise of the purchase rights represented by this Warrant.  The Company shall not close its books against the transfer of this Warrant or of any security issuable upon exercise of this Warrant or conversion of the Class A Preferred in any manner that interferes with the timely and proper exercise of this Warrant.

4.             Notwithstanding any provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or a sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

5.             The above provisions are, however, subject to the following:

(a)           If any capital reorganization or reclassification of the equity interests of the Company, or consolidation or merger of the Company with another person or business enterprise, or the sale of all or substantially all of its assets to another person or business enterprise shall be effected in such a way that holders of the Company’s Class A Common Units shall be entitled to receive stock, securities or assets with respect to or in exchange for Units, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Units immediately theretofore purchasable and receivable upon the exercise of the purchase rights represented hereby, such units, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Units equal to the number of Units immediately theretofore purchasable and receivable upon the exercise of the purchase rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the purchase rights and other interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any equity interests, securities or assets thereafter deliverable upon the exercise hereof, including the exercise price, which shall not exceed the Exercise Price.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the purchaser of such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such equity interests, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(b)           In the event the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, additional Units or other securities, property or options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on Units, then, and in each such case, the holder of this Warrant shall be entitled to receive upon the exercise or conversion of this Warrant at any time on or after such record date, the number of shares of Class A Preferred Convertible Units to be received upon exercise or conversion of this Warrant determined as provided herein and, in addition and without further payment, such dividends or other distribution to which such holder would have been entitled by way of such dividend or other distribution and subsequent dividends and other distributions that such holder would have been entitled to through the date of exercise if such holder had (x) exercised this Warrant and converted such resulting Class A Preferred Units to Class A Common Units, if applicable, immediately prior to such record date and (y) retained any stock or other securities issued in connection with such dividend or other distribution through the date of exercise.

(c)           In case any time:

(i)            the Company shall pay any cash distribution on its Units;

(ii)           the Company shall pay any dividend payable in equity interests upon its Units or make any distribution (other than cash) to the holders of its Units;

(iii)          the Company shall offer for subscription pro rata to the holders of its Units any additional equity interests of any class or other rights;

(iv)          there shall be any capital reorganization, or reclassification of the equity interests of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another person or business enterprise; or

(v)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the date as of which the holders of Units of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Units for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

6.             The Company shall not by amendment of its Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) or through any reorganization, transfer of assets, consolidation, combination, merger, dissolution, issuance or sale of securities, recapitalization, reclassification or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions of this Warrant or to modify, rescind or limit the rights, privileges and preferences of the Class A Preferred but shall at all times in good faith assist in the carrying out of all of the provisions of this Warrant and shall take all such action as the holder may reasonably request to preserve and maintain the rights, privileges and preferences of the Class A Preferred.

7.             This Warrant shall not entitle the holder hereof to any voting rights or other rights as a Member or Unit owner of the Company.  In the absence of affirmative action by the holder to purchase Class A Preferred pursuant to the purchase rights granted hereunder, no enumeration herein of the rights or privileges of the holder shall give rise to any liability of such holder for the Exercise Price of Class A Preferred acquirable by exercise hereof or as a holder of Units of the Company.

8.             (a)           The holder understands that this Warrant and, until such time as Class A Preferred issuable upon exercise thereof have been registered under the Securities Act of 1933 (the “Securities Act”) or otherwise may be sold by a holder under Rule 144 under the Securities Act, the certificates for such Class A Preferred will bear the restrictive legend under the heading “Restrictions on Transfer” below.

(b)           Such legend shall be removed and the Company shall issue a certificate without such legend to the holder of any security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such security is registered under the Securities Act or (ii) such security is sold pursuant to Rule 144 under the Securities Act.

(c)           Notwithstanding anything in this Warrant to the contrary, the Purchaser shall not sell, assign or otherwise transfer this Warrant nor any Class A Preferred issuable upon exercise hereof to any third party without the prior written approval of the Company. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Subject to the provisions of this paragraph 8 and the restrictive legend under the heading “Restrictions on Transfer” below, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed; provided, however, that (i)

such transfer or assignment is permitted under the Securities Act and applicable state or foreign securities laws or exceptions therefrom, (ii) the Company is furnished with (A) written notice of the name and address of such transferee or assignee and (B) evidence as reasonably requested by the Company to determine the permissibility of such transfer or assignment and (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein and acknowledges in writing for the benefit of the Company that the transferee does not currently compete with the Company or its business.  Every person receiving Class A Preferred as a result of an exercise of this Warrant takes such Class A Preferred subject to the terms and Conditions of the Operating Agreement.

(d)           Restrictions on Transfer.  The certificates for Class A Preferred issued upon exercise of this Warrant shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT SUCH APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) ANOTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, THE AVAILABILITY OF WHICH SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL, SUCH OPINION TO BE REASONABLY SATISFACTORY TO THE COMPANY.

9.             Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

10.           This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the percentage of Warrant Units that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such percentage of Warrant Units as shall be designated by said holder hereof at the time of such surrender.

11.           Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Warrants represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

12.           Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices, Attention: Dana Persson, Chief Executive Officer and (ii) to the holder, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).

13.           Any provision of this Warrant may be amended or modified in whole or in part at any time by an agreement in writing among the Company and the holder of this Warrant. Excepting that this Warrant may not be exercised after the Expiration Date, no failure on the part of either the Company or the holder of this Warrant to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by either the Company or the holder of this Warrant of any right preclude any other or future exercise thereof or the exercise of any other right.

14.           References in this Warrant to paragraphs and attachments are references to paragraphs of, and attachments to this Warrant unless otherwise noted. The limited liability company laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Members and Unit owners. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

15.           Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of the remaining portion, which remaining portion shall remain in full force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the Company hereto that it would have executed the remaining portion of this Warrant without including therein any such parts or parts that may, for any reason, be hereafter declared invalid.

16.           This Warrant and the documents described herein or attached or delivered pursuant hereto set forth the entire agreement between the Company and the holder with respect to the transactions contemplated by this Warrant.

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[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of February 15, 2008.

GOLDEN OVAL EGGS, LLC

By	/s/ Thomas A. Powell
Name: Thomas A. Powell
Title: Chief Financial Officer